EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT
AFLAC INCORPORATED
Columbus, Georgia 31999
(hereinafter called “the Company”)
#ParticipantName#
This Employee Restricted Stock Award Agreement (the “Agreement”) is made effective as of #GrantDate#, by and between the “Company” and #ParticipantName# (the “Participant”), subject to the terms and conditions of this Agreement, the attached Notice of Grant of Restricted Stock (the “Notice of Grant”), which forms a part hereof, and the Aflac Incorporated Long-Term Incentive Plan (as Amended and Restated February 14, 2017) and its amendment dated August 9, 2022 (the “Plan”).
A.Award. The Company hereby grants to the Participant a Restricted Stock Award of #QuantityGranted# shares (each, a “share”) of Aflac Incorporated Common Stock, par value $.10 per share, subject to the terms and conditions set forth herein and in the Plan. The Award is subject to adjustment from time to time as provided in Section 3(c) of the Plan.
B.Restrictions on Transfer. Until the restrictions on transfer of the shares lapse as provided in Paragraph D below, or as otherwise provided in the Plan, no transfer of the shares or any of the Participant’s rights with respect to such shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.

C.Forfeiture. Except as otherwise provided in Paragraph D below, upon termination of the Participant’s employment with the Company and all of its Affiliates, any shares as to which the restrictions on transferability have not lapsed pursuant to Paragraph D below, or as otherwise provided in the Plan, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind. In the case of a Participant who served as a non-employee sales associate of an Affiliate of the Company immediately before becoming an employee, if such Participant voluntarily terminates employment with the Company or an Affiliate but continues immediately thereafter to perform bona fide services for an Affiliate as a sales associate, the Participant shall be treated as continuing employment with the Company or an Affiliate for purposes of this Agreement. If the Committee or its delegate determines, in its sole discretion, that such a Participant is no longer providing bona fide services to an Affiliate as a sales associate, the Participant shall be deemed to have terminated employment for purposes of this Agreement on the date as of which such services are determined to have ceased. The Committee may require the Participant to provide such evidence of continuing services as it deems appropriate. The Committee may establish policies and procedures to be followed by the Committee or its delegate in determining whether a Participant is providing bona fide services as a sales associate, and such policies (including any amendments or modifications thereto) shall be considered part of this Agreement and shall be binding on the Participant.
D.Vesting. The shares shall vest as set forth in the Notice of Grant; provided that (i) the shares shall vest immediately upon the death of the Participant while employed by the Company or any Affiliate, and (ii) any service-based vesting requirement shall be deemed fully satisfied upon the Participant’s Disability, or as a result of retirement eligibility upon the latest of (A) the one-year anniversary of the grant date, (B) the Participant’s attainment of age 65 or older while employed with the Company and its Affiliates, or (C) the Participant’s attainment of age 55 and completion of 10 Years of Service while employed with the Company and its Affiliates. In the event of deemed satisfaction of the service-based vesting requirement due to Disability or retirement eligibility, to the extent performance vesting goals are established in respect of the shares, any shares as to which the restrictions on transferability have not lapsed shall vest at the end of the performance period to the extent the performance vesting goals are satisfied; provided, to the extent (1) such performance vesting goals are not satisfied at the end of the performance period, or (2) the Committee determines before the end of the performance period such performance vesting goals will not be attained, such shares will be forfeited. For the purposes of this Paragraph D, “Disability” means a physical or mental condition either (i) that qualifies the Participant for long-term disability benefits under a long-term disability plan maintained by the Company or an Affiliate employing the Participant; or (ii) if earlier or if the Participant is not covered by such a plan, that the Company determines would qualify the Participant for disability benefits under the U.S. Social Security system (whether or not the Participant is covered by such system or is found by the U.S. Social Security Administration to be so qualified). For the purposes of this Paragraph D, “Years of Service” means a Participant’s complete 12-month periods of continuous employment (excluding any periods in which the Participant incurs a break in service) with the Company and its Affiliates. A Participant’s Years of Service shall include employment by a predecessor employer whose stock or substantially all of whose assets are acquired by the Company, to the extent determined by the Committee or its designee. Upon vesting, as described above in this Paragraph D, and within thirty (30) days thereafter, the shares shall be released (paid) to the Participant free of the restrictions described in this Agreement.
E.Miscellaneous.
1.Book Entry. Until the restrictions on transfer have lapsed, the shares shall be held in book-entry form by the Company, as nominee for all Participants. A copy of the Plan and Agreement is on file in the office of the Secretary of Aflac Incorporated, 1932 Wynnton Road, Columbus, GA 31999.
Reasonably promptly after the restrictions on transferability of the shares have lapsed, the Company shall cause the shares to be registered directly in the name of the Participant.
2.No Additional Rights. Neither this Agreement nor any of the transactions contemplated hereby shall affect any right of the Participant to continue as an employee of the Company or any Affiliate or otherwise to provide services to the Company or any Affiliate or any of the terms or conditions of any such service.
3.Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) by mail, or (c) by electronic communication. The addresses for such notices shall be set out in the Notice of Grant. Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.
4.Section 83(b) Election. The Participant acknowledges that it is the Participant’s sole responsibility and not the Company’s responsibility to file timely any election under Section 83(b) of the Internal Revenue Code of 1986, as amended, even if the Participant requests the Company or its agents to make this filing on the Participant’s behalf. The Participant shall notify the Secretary of the Company of any such election within ten (10) days of filing notice of the election with the Internal Revenue Service.
5.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
6.Incorporation of Plan. The Plan is hereby incorporated by reference into this Agreement and made a part hereof, and the shares and this Agreement shall be subject to all terms and conditions of the Plan.
7.Amendments. The Committee may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without the Participant’s consent.
8.Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.
9.Rights as a Stockholder. Subject to the restrictions set forth in the Plan and this Agreement, the Participant shall possess all incidents of ownership with respect to the shares, including the right to vote such shares, provided that all dividends with respect to such shares will be recorded as additional Restricted Stock and held by the nominee until the restrictions on the underlying shares shall have lapsed. Upon vesting of the underlying shares, as described in Paragraph D above, and within thirty (30) days thereafter, the additional Restricted Stock attributable to dividends on the underlying shares shall be released (paid) to the Participant free of the restrictions described in this Agreement.

10.Authority of the Board. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.
11.Representations. The Participant hereby acknowledges that the Participant has reviewed with the Participant’s own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.
12.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement and that the Participant has read and understands the terms and provisions thereof, and accepts the shares subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.
13.Authorization. The Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to take such steps as may be necessary to carry out any of the transactions contemplated by this Agreement, including without limitation the transfer of the shares to the Company upon their forfeiture by the Participant.
14.Withholding Requirements. The Company’s obligations under this Agreement shall be subject to all applicable tax and other withholding requirements, and the Company shall, to the extent permitted by law, have the right to deduct any withholding amounts from any payment or transfer of any kind otherwise due to the Participant (including the shares).
15.Certain Defined Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.
16.Interpretation. Headings to provisions of this Agreement are intended for convenience of reference only and shall have no effect on the interpretation of this Agreement.
17.Severability. If any provision of this Agreement is held to be invalid or unenforceable, the other provisions of this Agreement shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in this Agreement.
18.Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, except to the extent that federal law is controlling.

AFLAC INCORPORATED
By: Daniel P. Amos
Title: Chairman and Chief Executive Officer

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